Exhibit 10.72

Execution Version

[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Dated 25 November 2025

AMENDMENT TO THE SACE FACILITY AGREEMENT

NCL NEXTGEN CLASS II LTD.

as Borrower

NCL CORPORATION LTD.

as Guarantor

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Facility Agent

SUPPLEMENTAL AGREEMENT

relating to a facility agreement originally dated 17 July 2025 in respect of the part financing of a cruise vessel with Hull No. [*]

currently under construction by Fincantieri S.p.A

l

Index

ClausePage

1 Definitions and Interpretation3

2 Representations4

3 Amendments to Facility Agreement and other Finance Documents5

4 Further Assurance6

5 Costs, Expenses and Fees6

6 Notices6

7 Counterparts6

8 Signing Electronically6

9 Governing Law7

10 Enforcement7

Execution

Execution Page8

EUROPE/80379127v5

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Supplemental Agreement

THIS AGREEMENT is made on 25 November 2025

Parties
(1)	NCL NEXTGEN CLASS II LTD., an exempted company incorporated under the laws of Bermuda whose registered office is at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda, as borrower (the "Borrower")
(2)	NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with its registered office at Park Place, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (the "Guarantor")
(3)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK acting through its office at 12 Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France, as facility agent for, and on behalf of, the other Finance Parties (the "Facility Agent")
Background
(A)	By the Facility Agreement, the Lenders agreed to make available to the Borrower a Dollar term loan facility not exceeding an aggregate amount equal to the Total Commitments, which, at the date of the Facility Agreement and having applied the Base Rate, was two billion, four hundred and sixty-nine million, six hundred and eighty-one thousand, six hundred and twenty-four Dollars and fifteen cents ($2,469,681,624.15).
(B)	The Parties have agreed to amend and supplement the Facility Agreement as set out in this Agreement for the purposes of, inter alia, amending certain provisions under the Facility Agreement.
(C)	The Lenders have consented to the amendments to the Facility Agreement contemplated by this Agreement. Accordingly, the Facility Agent is authorised to execute this Agreement on behalf of the Finance Parties.
Operative Provisions
1	Definitions and Interpretation
1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Facility Agreement as amended and supplemented by this Agreement.
"Facility Agreement" means the facility agreement dated 17 July 2025 and made between, amongst others, (i) the Borrower, (ii) the Guarantor, (iii) the Joint Coordinators, (iv) the Joint Bookrunners, (v) the Mandated Lead Arrangers, (vi) the Lead Arrangers, (vii) the Arrangers, (viii) the Original Lenders and (ix) the Facility Agent, the ECA Agent and the Security Agent.
"Party" means a party to this Agreement.

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1.2	Defined expressions

Defined expressions in the Facility Agreement and, with effect from the date of this Agreement, the Amended Facility Agreement, shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (Construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Finance Document

The Borrower and the Facility Agent designate this Agreement as a Finance Document.

1.5	Third party rights
(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement other than SACE and SIMEST, who may enforce or enjoy the benefit of and rely on the provisions of this Agreement and the Amended Facility Agreement subject to the provisions of the Third Parties Act.
(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party (other than SACE and SIMEST) is not required to rescind or vary this Agreement at any time.
(c)	For the avoidance of doubt and in accordance with clause 1.5 (Third party rights) of the Facility Agreement, nothing in this Clause 1.5 (Third party rights) shall limit or prejudice the exercise by SACE of its rights under this Agreement or the Finance Documents in the event that such rights are subrogated or assigned to it pursuant to the terms of the SACE Insurance Policy.
2	Representations
2.1	Facility Agreement representations

On the date of this Agreement, each Obligor that is a party to this Agreement (hereinafter in this Agreement an “Obligor”) makes each of the Repeating Representations as set out in clause 18 (Representations) of the Amended Facility Agreement and updated with appropriate modifications to refer to this Agreement.

2.2	Finance Document representations

On the date of this Agreement, each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement by reference to the circumstances then existing.

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3	Amendments to Facility Agreement and other Finance Documents
3.1	Specific amendments to the Facility Agreement

With effect on and from the date of this Agreement, the Facility Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	In clause 1.1 (Definitions) of the Facility Agreement, the definitions of First Repayment Date and Termination Date, shall be deleted and replaced, respectively, by the following:

""First Repayment Date" means the earlier of: (a) the date falling six Months after the Starting Point of Credit, and (b) 30 September 2033."; and

""Termination Date" means the earlier of: (a) the Repayment Date falling 144 Months after the Starting Point of Credit, and (b) 31 March 2045."

(b)	Paragraph (a) of Clause 6.1 (Repayment of Loans) shall be replaced as follows:

"(a) The Borrower shall repay the Loans in twenty-four (24) semi-annual equal instalments by repaying on each Repayment Date an amount which reduces the amount of any outstanding Loans by an amount equal to 1/24 of the Loans borrowed by the Borrower starting from the First Repayment Date."

(c)	Paragraph (b) of Clause 9.1 (Duration) shall be replaced by the following:

"(b) The last day of an Interest Period for a Loan shall be the date falling six Months after the first day of that Interest Period, except for the first Interest Period starting on the Utilisation Date, the last day of which shall be the date corresponding to the First Repayment Date."

3.2	Obligor Confirmation

On the date of this Agreement, each Obligor:

(a)	confirms its acceptance of the amendments effected by this Agreement;
(b)	agrees that it is bound as an Obligor (as defined in the Amended Facility Agreement);
(c)	confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;
(d)	if it is a Guarantor, confirms that its guarantee and indemnity under the Facility Agreement:
(i)	continues to have full force and effect on the terms of the Amended Facility Agreement; and
(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement.
3.3	Security confirmation

On the date of this Agreement, each Obligor confirms that:

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(a)	any Security Interest created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;
(b)	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement are included in the Secured Liabilities (as defined in the Finance Documents to which they are a party);
(c)	the Security Interests created under the Finance Documents continue in full force and effect on the terms of the respective Finance Documents; and
(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Finance Documents in respect of which this confirmation is given.
3.4	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the date of this Agreement:

(a)	in the case of the Facility Agreement as amended and supplemented pursuant to Clause 3.1 (Specific amendments to the Facility Agreement);
(b)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document; and
(c)	except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other default under the Finance Documents.
4	Further Assurance

Clause 22.17 (Further assurance) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

5	Costs, Expenses and Fees

Clause 16 (Costs and Expenses) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications and shall cover pre-agreed legal costs.

6	Notices

Clause 36 (Notices) of the Amended Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8	Signing Electronically

The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic

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signatures appearing on the documents shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties' intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

9	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	Enforcement
10.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").
(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
10.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)	irrevocably appoints HT Corporate Services Limited, at its registered office (currently of 107 Cheapside, London, EC2V 6DN, UK), as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Execution Page

BORROWER

SIGNED by)

duly authorised)

for and on behalf of) /s/ Daniel S. Farkas

NCL NEXTGEN CLASS II LTD. )

GUARANTOR

SIGNED by)

duly authorised)

for and on behalf of)  /s/ Daniel S. Farkas

NCL CORPORATION LTD.)

FACILITY AGENT

SIGNED by)

duly authorised )

for and on behalf of) /s/ Romy Roussel

CRÉDIT AGRICOLE CORPORATE ) /s/ Phan Dieu Anh Nguyen

AND INVESTMENT BANK )